UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2018

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08                                           Shareholder Director Nominations.

(a) To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01                                           Other Events.

On August 20, 2018, the Board of Directors (the “Board”) of Synchronoss Technologies, Inc., a Delaware corporation (the “Company”), announced October 24, 2018 as the date (the “Annual Meeting Date”) of the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), which is more than 30 days after the anniversary of the 2017 Annual Meeting of Stockholders.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s Bylaws, notice by a stockholder of any qualified stockholder proposal or qualified stockholder nominations (including any notice on Schedule 14N) must be received by the Company at its principal executive offices at 200 Crossing Boulevard, 8th Floor, Bridgewater, New Jersey 08807 and directed to the attention of the Corporate Secretary by August 31, 2018, which is 10 days from the date of this announcement. Such stockholder proposals or nominations must conform to the rules and regulations promulgated by the SEC and the Company’s Bylaws.  Any such notice received after August 31, 2018 will be considered untimely and not properly brought before the 2018 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2018	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ David D. Clark
		Name:	David D. Clark
		Title:	Chief Financial Officer